                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K/A


      Current Report Pursuant to Section 13 or 15(d) of the Securities Act
                                    of 1934



                Date of Report (Date of Earliest Event Reported)
                                 July 21, 1998


                        GENERAL GROWTH PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)




    Delaware                   1-11656                       42-1283895
    --------                   -------                       ----------
(State or other            (Commission File                (I.R.S. Employer
jurisdiction of                 Number)                 Identification Number)
incorporation)

                  110 N. Wacker Drive, Chicago, Illinois 60606
              (Address of principal executive offices)  (Zip Code)


                                 (312) 960-5000
                                 --------------
              (Registrant's telephone number, including area code)


                                      N/A
         (Former name or former address, if changed since last report.)

ONLY THOSE ITEMS AMENDED ARE REPORTED HEREIN.

The registrant hereby amends its Current Report on Form 8-K dated August 5, 1998 as follows:

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Listed below are the financial statements, proforma financial information and exhibits filed as a part of this report:

     (a) Financial Statements of Businesses acquired.

The financial statements of Altamonte Mall as listed in the accompanying Index to Financial Statements and Proforma Financial Information are filed as part of this Current Report on Form 8-K/A.

     (b) Proforma Financial Information.

The proforma financial information of General Growth Properties, Inc. (the "Company") listed in the accompanying Index to Financial Statements and Proforma Financial Information is filed as part of this Current Report on Form 8-K/A.

     (c)  Exhibits.


See Exhibit Index attached hereto and incorporated herein by reference.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        GENERAL GROWTH PROPERTIES, INC.


                                           By: /s/ Bernard Freibaum
                                               ------------------------
                                           Bernard Freibaum
                                           Executive Vice President and
                                           Chief Financial Officer

                                           Date:  September 29, 1998

                                 EXHIBIT INDEX



EXHIBIT                                                                   PAGE
NUMBER                          NAME                                     NUMBER
------                          ----                                     ------
2.1     Contribution and Exchange Agreement dated as of July 10, 1998
        (the "Contribution Agreement") among Nashland Associates, HRE Altamonte, Inc., Altamonte Springs Mall L.P., and GGP Limited Partnership.*

2.2 Redemption Rights Agreement, dated as of July 21, 1998 among Nashland Associates, HRE Altamonte, Inc., General Growth
        Properties, Inc., and GGP Limited Partnership.


23.     Consent of Independent Accountants.


* Previously filed by the Company in its Current Report on Form 8-K dated August 5, 1998.

                       INDEX TO FINANCIAL STATEMENTS AND
                         PROFORMA FINANCIAL INFORMATION


The following financial information is presented in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission. Accordingly, such historical information has been audited only for the property's most recent fiscal year as the transactions relating to the acquisition of the property (as described in the registrant's Current Report on Form 8-K dated August 5, 1998) are not with related parties and the registrant, after reasonable inquiry, is not aware of any material factors related to the property not otherwise disclosed that would cause the reported financial information to not be necessarily indicative of future operating results. In addition, as the property will be directly owned by entities that elect to be treated as REITs for Federal income tax purposes, a presentation of estimated taxable operating results is not applicable.


ALTAMONTE MALL
--------------
Independent Auditors' Report.........................................F-2

Statements of Excess of Revenues over Specific Operating
Expenses for the Year Ended December 31, 1997 and for the
Six Months Ended June 30,1998 (Unaudited)............................F-3

Notes to Statements of Excess of Revenues over Specific
Operating Expenses...................................................F-4


GENERAL GROWTH PROPERTIES, INC.
-------------------------------
Proforma Condensed Consolidated Statement of Operations
for the Year Ended December 31,1997 (Unaudited)......................F-6

Notes to Proforma Condensed Consolidated Statement of
Operations for the Year Ended December 31, 1997 (Unaudited)..........F-7

Proforma Condensed Consolidated Statement of Operations for
the Six Months Ended June 30, 1998 (Unaudited)......................F-10

Notes to Proforma Condensed Consolidated Statement of
Operations for the Six Months Ended June 30, 1998 (Unaudited).......F-11

Proforma Condensed Consolidated Balance Sheet as of
June 30, 1998 (Unaudited)...........................................F-13

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders of General Growth Properties, Inc.:

We have audited the accompanying statement of excess of revenues over specific operating expenses for Altamonte Mall (the "Property") for the year ended December 31, 1997. This financial statement is the responsibility of the management of the Property. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of excess of revenues over specific operating expenses is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of excess of revenues over specific operating expenses. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 2, this financial statement excludes certain expenses that would not be comparable with those resulting from the operations of the Property after acquisition by General Growth Properties, Inc. The accompanying financial statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission, and is not intended to be a complete presentation of the Property's revenues and expenses.

In our opinion, the statement referred to above presents fairly, in all material respects, the excess of revenues over specific operating expenses of Altamonte Mall for the year ended December 31, 1997, in conformity with generally accepted accounting principles.


Arthur Andersen LLP


New York, New York
September 21, 1998

                                 ALTAMONTE MALL

                     STATEMENTS OF EXCESS OF REVENUES OVER
                      SPECIFIC OPERATING EXPENSES (NOTE 2)
                    FOR THE YEAR ENDED DECEMBER 31, 1997 AND
               FOR THE SIX MONTHS ENDED JUNE 30, 1998 (UNAUDITED)




                                                             For the Six
                                           For the Year     Months Ended
                                               Ended        Jun3 30, 1998
                                         December 31, 1997   (Unaudited)
                                         -----------------  -------------
Revenues:
 Minimum and percentage rent                $11,226,307       $5,880,222
 Tenant reimbursable charges                  4,813,562        2,657,084
 Interest and other income                    1,280,201          375,841
                                            -----------       ----------
     Total revenues                          17,320,070        8,913,147
                                            -----------       ----------


Expenses:
 Operating expenses                           3,324,748        1,863,889
 Real estate taxes                            1,652,550          850,880
 General and administrative expenses            284,024          179,124
 Bad debt expense                               199,453          105,393
                                            -----------       ----------
Total expenses                                5,460,775        2,999,286
                                            -----------       ----------

Excess of revenues over specific
   operating expenses                       $11,859,295       $5,913,861
                                            ===========       ==========



The accompanying notes are an integral part of these statements.

                                 ALTAMONTE MALL

                 NOTES TO STATEMENTS OF EXCESS OF REVENUES OVER
                         SPECIFIC OPERATING EXPENSES
                    FOR THE YEAR ENDED DECEMBER 31,1997 AND
               FOR THE SIX MONTHS ENDED JUNE 30,1998 (UNAUDITED)


1. DESCRIPTION OF PROPERTY AND SIGNIFICANT ACCOUNTING POLICIES

Description of Property
-----------------------

Altamonte Mall ("Altamonte") is a 1.1 million square foot regional shopping center located in suburban Orlando, Florida. The regional shopping center was opened in August 1974. At December 31, 1997, occupancy at the regional shopping center was 86%.


Revenue Recognition
-------------------

Minimum rents are recognized on a straight-line basis over the terms of the related leases. Tenant recoveries and other rents which are provided for in the leases are recognized as income when earned and their amounts can be reasonably estimated.


Minimum rents recognized on a straight-line basis were $330,816 more than the contractual amounts due in 1997.


Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


2. BASIS OF ACCOUNTING
   -------------------

The accompanying statements of excess of revenues over specific operating expenses are presented on the accrual basis. These statements have been prepared in accordance with the applicable rules and regulations of the Securities and Exchange Commission for real estate properties acquired. Accordingly, the statements exclude certain historical expenses not comparable to the operations of Altamonte after acquisition such as depreciation, amortization, and management fees.

3. LEASES
   ------

Minimum future rental revenue from noncancelable leases in effect at of December 31, 1997, is as follows:


     For the year ending
        December 31:
        ------------


            1998              $10,326,662
            1999                9,573,434
            2000                9,055,919
            2001                8,198,639
            2002                7,454,539
            Thereafter         24,469,060
                              -----------
                              $69,078,253
                              ===========

Future minimum rentals do not include amounts for renewal periods, amounts may be received from tenants for recoveries for certain operating costs, or percentage rents.


4. UNAUDITED INFORMATION
   ---------------------

The financial statement for the six-month period ended June 30, 1998 is unaudited. In management's opinion, such financial statement includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation. The results of operations for the six-month period are not necessarily indicative of results for a full year.



                                                         GENERAL GROWTH PROPERTIES, INC.
                                             PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                       FOR THE YEAR ENDED DECEMBER 31, 1997
                                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA--UNAUDITED)




                         Historical                                                    1998                               Fiscal
                       General Growth     Fiscal                       ProForma    Acquisitions                            1997
                        Properties,        1997        ProForma         Fiscal       Prior to          ProForma          ProForma
                          Inc.(1)      Acquisitions    Adjustments     1997 (1)      June 30(2)        Adjustments      As Reported
                       --------------  ------------    ------------    --------    ------------      --------------     -----------
Total revenues          $  291,147      $  14,427      $     --      $  305,574    $  126,764        $       --           $ 432,338
Expenses:
 Property operating        106,369          5,818            --         112,187        51,982                --             164,169
 Management fees             3,308            252           (46) (a)      3,514         1,001                (1) (a)          4,514
 Depreciation and
 amortization               48,509             --         2,077  (b)     50,586            --            25,528  (b)         76,314
                        ----------      ---------      --------      ----------    ----------        ----------           ---------
Total Expenses             158,186          6,070         2,031         166,287        52,983            25,527             244,797
                        ----------      ---------      --------      ----------    ----------        ----------           ---------
Operating Income           132,961          8,357        (2,031)        139,287        73,781           (25,527)            187,541
Interest expense, net      (70,252)            --        (8,459) (c)    (78,711)           --           (63,604) (c)       (142,315)

                                                        ProForma
                                                       Fiscal 1997
                          Altamonte      ProForma      for Current
                         Acquisition  Adjustments      8-K/A
                         -----------  ---------------  -----------
Total revenues
Expenses:                $  17,320     $      --       $   449,658
 Property operating
 Management fees             5,461            --           169,630
 Depreciation and               --           100  (a)        4,614
 amortization
                                --         3,803  (b)       79,917
Total Expenses           -----------   ---------       -----------
                             5,461         3,903           254,161
Operating Income         -----------   ---------       -----------
Interest expense, net       11,859        (3,903)          195,497
                                --         3,494  (c)     (138,821)

                                   Historical                                           1998                      Fiscal
                                 General Growth     Fiscal                  ProForma  Acquisitions                 1997
                                  Properties,        1997      ProForma      Fiscal   Prior to      ProForma     ProForma
                                    Inc.(1)      Acquisitions  Adjustments  1997 (1)  June 30(2)   Adjustments   As Reported
                                 --------------  ------------  ----------- --------  ------------ -----------   -----------
Equity in net income/(loss)
 unconsolidated
affiliates:
GGP/Homart, Inc.                        16,506         --          --       16,506         --         --          16,506
Property Joint Ventures                  3,032        391          --        3,423        927      2,506           6,856
General Growth
 Management, Inc.                         (194)        --          --         (194)     3,405         --           3,211
                                      ---------  --------   ---------     --------- ---------   ---------     ----------
Income before
minority interest                       82,053      8,748     (10,490)      80,311     78,113    (86,625)         71,799
Minority interest in
Operating Partnership                  (29,398)        --          37  (d) (29,361)        --     10,755  (d)    (18,606)
                                      ---------  --------   ---------     --------- ---------   ---------     ----------
Net income                              52,655      8,748     (10,453)      50,950     78,113    (75,870)         53,193
Convertible preferred
stock dividends(3)                           --        --          --           --         --    (21,750)        (21,750)
                                      ---------  --------   ---------     --------- ---------   ---------     ----------
Net income available
to common stockholders                $ 52,655   $  8,748   $ (10,453)    $ 50,950  $  78,113   $(97,620)     $   31,443
                                      =========  ========   =========     ========= =========   =========     ==========
Weighted average shares
outstanding - basic                                                                                               32,623
Weighted average shares
outstanding - diluted                                                                                             32,840
Earnings per share - basic                                                                                         $0.96
Earnings per share - diluted                                                                                       $0.96

                                                                  ProForma
                                                                 Fiscal 1997
                                    Altamonte      ProForma      for Current
                                   Acquisition  Adjustments      8-K/A
                                   -----------  ---------------  -----------
Equity in net income/(loss)
 unconsolidated
affiliates:
GGP/Homart, Inc.                          --         --         16,506
Property Joint Ventures                   --    (2,506)  (e)     4,350
General Growth
 Management, Inc.                         --         --          3,211
                                     -------  ---------       --------
Income before
minority interest                     11,859    (2,915)         80,743
Minority interest in
Operating Partnership                     --    (4,656)  (d)   (23,262)
                                     -------  ---------       --------
Net income                            11,859    (7,571)         57,481
Convertible preferred
stock dividends(3)                        --    (2,719)  (e)   (24,469)
                                     -------  ---------       --------
Net income available
to common stockholders               $11,859  $(10,290)       $ 33,012
                                     =======  =========       ========
Weighted average shares
outstanding - basic                                             32,623
Weighted average shares
outstanding - diluted                                           32,840
Earnings per share - basic                                    $   1.01
Earnings per share - diluted                                  $   1.01


(1) Amounts are from the statements and footnotes included in the Company's 1997 Form 10-K except that the non-recurring gain on sale of a portion of the CenterMark stock and the extraordinary item are excluded.
(2) Includes the results of MEPC operations for the fiscal year ended September 30, 1997.
(3) Proforma earnings have been reduced by the proforma dividends on the 7.25% Preferred Convertible Stock, Series A.

The accompanying notes are an integral part of the Proforma Condensed Consolidated Statement of Operations. For alphabetical references, please refer to Note 3--Proforma Adjustments.

                        GENERAL GROWTH PROPERTIES, INC.

        NOTES TO PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
              (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

NOTE 1 PROFORMA BASIS OF PRESENTATION

This unaudited proforma condensed consolidated statement of operations is presented as if (i) the sale of CenterMark Properties, Inc. ("CenterMark") and the acquisitions made in 1997 (Market Place Mall, Century Plaza Shopping Center, Town East Mall, Southlake Mall, Eden Prairie Mall, GGP/Ivanhoe Portfolio Malls and Valley Hills Mall), (ii) the acquisitions made prior to June 30, 1998 (Southwest Plaza, Northbrook Court, the MEPC Portfolio and the USPPI Portfolio - all as previously reported in the Company's Form 8-K/A dated June 2, 1998) and the acquisitions made after June 30, 1998 through July 21, 1998 (Altamonte Mall) and (iii) the Company's use of the net proceeds of the June 4, 1998 public offering of depository shares of 7.25% Preferred Income Equity Redeemable Stock (the "Offering" or "Convertible Preferred Stock") to fund the acquisitions and for other working capital purposes, had all occurred on January 1, 1997. In management's opinion, all adjustments necessary to reflect these transactions have been included. Such proforma statement of operations is based upon the historical information of General Growth Properties, Inc. excluding the non-recurring gain on sale of a portion of CenterMark stock and extraordinary item and the historical information of each of the above-mentioned entities for the year ended December 31, 1997. The MEPC Portfolio information reflects the results of operations for the fiscal year ended September 30, 1997. This unaudited proforma statement of operations is not necessarily indicative of what actual results of General Growth Properties, Inc. would have been assuming such transactions had been completed as of January 1, 1997 nor does it purport to represent the results of operations for future periods.


NOTE 2 ACQUISITIONS/DISPOSITIONS

On June 28, 1996, Westfield U.S. Investments, Pty. Limited exercised its option to acquire the remaining 30% of the outstanding CenterMark stock from General Growth Properties, Inc. (the "Company") in two transactions. The first payment in the amount of $87,000 was received on July 1, 1996, and the second payment in the amount of $130,500 was received on January 2, 1997. As described above, the gain on this transaction has been excluded from the continuing operations of the Company and its pro forma operations for the year ended December 31, 1997.

On March 31, 1997, the Company acquired a 100% interest in Market Place Mall for a cash purchase price of approximately $70,000 which was funded by an unsecured short-term facility. Market Place Mall is located in Champaign, Illinois.

During the second quarter of 1997, the Company also acquired a 100% ownership interest in three properties, Century Plaza Shopping Center, Southlake Mall, Eden Prairie Mall and a 50% interest in Town East Mall. Century Plaza Shopping Center located in Birmingham, Alabama was acquired on May 1, 1997 for $31,800 in cash. Southlake Mall was acquired on June 19, 1997, for a purchase price of $67,000. The purchase price consisted of $45,100 of mortgage debt assumption, $11,500 (353,537 units) of newly issued Operating Partnership Units, and $10,400 in cash. Southlake Mall is located in Atlanta, Georgia. The aggregate consideration paid for

Eden Prairie Center located in Minneapolis, Minnesota was $19,900. It included the assumption of a $16,800 mortgage, the payment of $1,100 in cash and the assumption of $2,000 in short-term liabilities.

On June 11, 1997, the Company acquired a 50% interest in Town East Mall, located in Mesquite, Texas for $56,500. The consideration included approximately $27,500 in cash, the assumption of approximately $27,900 of mortgage indebtedness and the assumption of $1,100 in net current liabilities.

On September 17, 1997, GGP/Ivanhoe, Inc. ("GGP/Ivanhoe") acquired the Oaks Mall in Gainesville, Florida and Westroads Mall in Omaha, Nebraska. The purchase price for the two properties was approximately $206,000 of which $125,000 was financed through property level indebtedness. The Company owns 51% of the ownership interest in GGP/Ivanhoe. Ivanhoe, Inc. of Montreal, Quebec, Canada owns the remaining 49% ownership interest in GGP/Ivanhoe.

On April 3, 1998 and May 8, 1998, the Company acquired a 100% ownership interest in Southwest Plaza in Denver, Colorado and Northbrook Court in Northbrook, Illinois, respectively. The aggregate purchase price for Southwest Plaza and Northbrook Court was approximatley $261,000.

On June 2, 1998, the Company acquired the U.S. retail property portfolio of MEPC plc (the "MEPC Portfolio"), a United Kingdom based real estate company ("MEPC") through the purchase of the stock of the three U.S. subsidiaries of MEPC that directly or indirectly own the MEPC Portfolio. The Company acquired the MEPC Portfolio for approximately $871,000 (less certain adjustments), aproximately $830,000 of which was borrowed. After repayment of approximately $217,000 of such acquisition financing from the Offering, the MEPC Portfolio is currently secured by a 6.7% one year $550,000 loan and an approximately $63,000 one year floating rate loan bearing interest at LIBOR plus 90 basis points. The MEPC Portfolio consists of 100% ownership of eight enclosed mall shopping centers; the Apache Mall in Rochester, Minnesota, the Boulevard Mall in Las Vegas, Nevada, the Cumberland Mall in Atlanta, Georgia, the McCreless Mall in San Antonio, Texas, the Northridge Fashion Center in Northridge (Los Angeles), California, the Regency Square Mall in Jacksonville, Florida, the Riverlands Shopping Center in LaPlace, Louisiana and the Valley Plaza Mall in Bakersfield, California.

On May 14, 1998, the Company entered into a definitive merger agreement to acquire U.S. Prime Property, Inc. ("USPPI"), a private REIT. On July 23, 1998, effective as of June 30, 1998, the Company acquired through a merger, USPPI. The Company also reached agreement with a joint venture partner pursuant to which the joint venture partner acquired 49% of the common stock acquired pursuant to the merger agreement and the Company retained the remainder of the common stock. The newly merged entity ("GGP Ivanhoe II") will continue to operate as a private REIT and will be accounted for by the Company on the equity method. The aggregate consideration paid pursuant to the merger agreement was approximately $625,000 (less certain adjustments, including a credit of approximately $64,000 for outstanding mortgage indebtedness and accrued interest thereon). GGP Ivanhoe II obtained a $392,000 interim loan bearing interest at LIBOR plus 90 basis points and due July 1, 1999, and the balance of the consideration paid was represented by equity from the Company and the venture partner in proportion to their respective stock ownership. Pursuant to the purchase and venture agreements, the Company was obligated to contribute approximately $91,290 to GGP Ivanhoe II of which approximately $18,800 was contributed on June 30, 1998 and the remaining approximately $72,490 (less certain interest and other credits) was contributed in mid-July, 1998. The Company's capital contributions were funded primarily from its line of credit facility. GGP Ivanhoe II owns: the Landmark Mall in Alexandria, Virginia; the Mayfair Mall and adjacent office buildings in Wauwatosa, Wisconsin; the Meadows Mall in Las Vegas, Nevada; the Northgate Mall in Chattanooga, Tennessee; Oglethorpe Mall in Savannah, Georgia; and the Park City Center in Lancaster, Pennsylvania.

On July 21, 1998 the Company acquired a 100% ownership interest in the Altamonte Mall in Altamonte Springs (Orlando), Florida. The purchase price consisted of approximately $141,000 (3,683,143 units) of newly issued units of limited partnership of GGP Limited Partnership, an affiliate of the Company and approximately $28,000 in cash funded from the Company's credit facility.


NOTE 3 PROFORMA ADJUSTMENTS

(a) Management Fees

The management fee adjustment represents the difference in management costs charged and/or allocated to the properties by the previous owners and the new rates charged by General Growth Management, Inc. ("GGMI"), an affiliate of the Company.

(b) Depreciation and Amortization

Depreciation and amortization is adjusted to include additional amounts related to the periods from January 1, 1997 to the dates of acquisition for the 1997 acquisitions and for the entire year of 1997 for the acquisitions made in 1998.


(c) Interest Expense

Interest expense increased due to a combination of debt assumption and increased borrowings. In connection with the acquisitions described above, the Company assumed approximately $127,000 of mortgage debt bearing interest at the weighted average rate of 8.50%. The Company also issued approximately $1,028,000 of secured and unsecured borrowings to fund the cash portion of the acquisitions. The proforma interest expense on new borrowings was calculated using an interest rate of 6.65% for acquisitions prior to June 30, 1998 and 6.61% for the Altamonte Mall acquisition.

(d) Minority Interest

The proforma income statement has been adjusted to reflect the allocation of earnings to the minority interest.

(e) Modifications to Previously Reported Proforma Information

Certain additional proforma adjustments were made to modify the fiscal 1997 proforma as reported to reflect revised interest expense assumptions on acquisitions made prior to June 30, 1998 and to reflect the final amounts raised in the Offering.



                                                              GENERAL GROWTH PROPERTIES, INC.
                                                  PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                                           FOR THE SIX MONTHS ENDED JUNE 30, 1998
                                                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA--UNAUDITED)


                                Historical        1998
                              General Growth  Acquisitions                       June 30                                   Total
                               Properties,      Prior to     ProForma           ProForma       Altamonte    ProForma      ProForma
                                 Inc.(1)        June 30     Adjustments       As Reported(1)  Acquisition  Adjustments    Combined
                              --------------  ------------  -----------       -----------     -----------  -----------    --------

Total revenues                    $  169,065     $  50,656    $      --        $ 219,721     $   8,913    $      --       $228,634
Expenses:
 Property operating                   57,830        20,406           --           78,236         2,999           --         81,235
 Management fees                       1,860           330           63  (a)       2,253            --           50  (a)     2,303
 Depreciation & amortization          29,099            --        9,984  (b)      39,083            --        1,901  (b)    40,984
                                  ----------     ---------    ---------        ---------     ---------    ---------       --------
Total Expenses                        88,789        20,736       10,047          119,572         2,999        1,951        124,522
                                  ----------     ---------    ---------        ---------     ---------    ---------       --------

Operating Income                      80,276        29,920      (10,047)         100,149         5,914       (1,951)       104,112
 Interest expense, net               (40,971)           --      (22,953) (c)     (63,924)           --         (925) (c)   (64,849)

Equity in unconsolidated
 affiliates:
 GGP/Homart, Inc.                      8,336            --           --            8,336            --           --          8,336
 Property Joint Ventures               1,634          (110)          --            1,524            --           41  (e)     1,565
 General Growth
  Management, Inc.                    (9,260)        1,697           --           (7,563)           --           --         (7,563)
                                  ----------     ---------    ---------        ---------     ---------    ---------       --------
Income before
 minority interest                    40,015        31,507      (33,000)          38,522         5,914       (2,835)        41,601
Minority interest in
 Operating Partnership               (13,419)           --        4,251  (d)      (9,168)           --       (2,275) (d)   (11,443)
                                  ----------     ---------    ---------        ---------     ---------    ---------       --------
Net income                            26,596        31,507      (28,749)          29,354         5,914       (5,110)        30,158
Convertible preferred
 stock dividends(2)                   (1,199)           --      (11,035)         (12,234)           --           --        (12,234)
                                  ----------     ---------  -----------        ---------     ---------    ---------       --------
Net income available
 to common stockholders           $   25,397     $  31,507  $   (39,784)       $  17,120     $   5,914    $  (5,110)      $ 17,924
                                  ==========     =========  ===========        =========     =========    =========       ========

Weighted average shares
 outstanding - basic                  35,783                                                                                35,783
Weighted average shares
 outstanding - diluted                35,996                                                                                35,996

Earnings per share - basic                                                    $     0.48                                  $   0.50
Earnings per share - diluted                                                  $     0.48                                  $   0.50



(1) Amounts are from the statements included in the Company's Form 10-Q for the quarter ended June 30, 1998.
(2) ProFroma earnings have been reduced by proforma dividends on the 7.25% Convertible Preferred Stock.

The accompanying notes are an integral part of the Proforma Condensed Consolidated Statement of Operations.
For alphabetical references, please refer to Note 3--Proforma Adjustments.

                        GENERAL GROWTH PROPERTIES, INC.

        NOTES TO PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
              (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)


NOTE 1  PROFORMA BASIS OF PRESENTATION

This unaudited condensed consolidated statement of operations is presented as if
(i) the acquisitions made prior to June 30,1998 (Southwest Plaza, Northbrook Court, the MEPC Portfolio and the USPPI Portfolio - all as previously reported in the Company's Form 8-K/A dated June 2, 1998) and the acquisitions made after June 30, 1998 through July 21, 1998 (Altamonte Mall) and (ii) the Company's use of the net proceeds of the June 4, 1998 public offering of depository shares of 7.25% preferred income equity redeemable stock (the "Offering" or "Convertible Preferred Stock") to fund the acquisitions and for other working capital purposes, had all occurred on January 1, 1998. In management's opinion, all adjustments necessary to reflect these transactions have been included. Such proforma statement of operations is based upon the historical information of General Growth Properties, Inc. and the historical information of each of the above-mentioned entities for the six months ended June 30, 1998. This unaudited proforma statement of operations is not necessarily indicative of what actual results of General Growth Properties, Inc. would have been assuming such transactions had been completed as of January 1, 1998 nor does it purport to represent the results of operations for future periods.


NOTE 2 ACQUISITIONS

On April 3, 1998 and May 8, 1998, the Company acquired a 100% ownership interest in Southwest Plaza in Denver, Colorado and Northbrook Court in Northbrook, Illinois, respectively. The aggregate purchase price for Southwest Plaza and Northbrook Court was approximatley $261,000.

On June 2, 1998, the Company acquired the U.S. retail property portfolio of MEPC plc (the "MEPC Portfolio"), a United Kingdom based real estate company ("MEPC") through the purchase of the stock of the three U.S. subsidiaries of MEPC that directly or indirectly own the MEPC Portfolio. The Company acquired the MEPC Portfolio for approximately $871,000 (less certain adjustments), aproximately $830,000 of which was borrowed. After repayment of approximately $217,000 of such acquisition financing from the Offering, the MEPC Portfolio is currently secured by a 6.7% one year $550,000 loan and an approximately $63,000 one year floating rate loan bearing interest at LIBOR plus 90 basis points. The MEPC Portfolio consists of 100% ownership of eight enclosed mall shopping centers; the Apache Mall in Rochester, Minnesota, the Boulevard Mall in Las Vegas, Nevada, the Cumberland Mall in Atlanta, Georgia, the McCreless Mall in San Antonio, Texas, the Northridge Fashion Center in Northridge (Los Angeles), California, the Regency Square Mall in Jacksonville, Florida, the Riverlands Shopping Center in LaPlace, Louisiana and the Valley Plaza Mall in Bakersfield, California.

On May 14, 1998, the Company entered into a definitive merger agreement to acquire U.S. Prime Property, Inc. ("USPPI"), a private REIT. On July 23, 1998, effective as of June 30, 1998, the Company acquired through a merger, USPPI. The Company also reached agreement with a joint venture partner pursuant to which the joint venture partner acquired 49% of the common stock acquired pursuant to the merger agreement and the Company retained the remainder of the common stock. The newly merged entity ("GGP Ivanhoe II") will continue to operate as a private REIT and will be accounted for by the Company on the equity method. The aggregate consideration paid pursuant to the merger agreement was approximately $625,000 (less certain adjustments, including a credit of approximately $64,000 for outstanding mortgage indebtedness and accrued interest thereon). GGP Ivanhoe II obtained a $392,000 interim loan bearing interest at LIBOR plus 90 basis points and due July 1, 1999, and the balance of the consideration paid was represented by equity from the Company and the venture partner in proportion to their respective stock ownership. Pursuant to the purchase and venture agreements, the Company was obligated to contribute approximately $91,290 to GGP Ivanhoe II of which approximately $18,800 was contributed on June 30, 1998 and the remaining approximately
$72,490 (less certain interest and other credits) was contributed       in
mid-July, 1998. The Company's capital contributions were funded primarily from its line of credit facility as described in Note 6. GGP Ivanhoe II owns: the Landmark Mall in Alexandria, Virginia; the Mayfair Mall and adjacent office buildings in Wauwatosa, Wisconsin; the Meadows Mall in Las Vegas, Nevada; the Northgate Mall in Chattanooga, Tennessee; Oglethorpe Mall in Savannah, Georgia; and the Park City Center in Lancaster, Pennsylvania.

On July 21, 1998 the Company acquired a 100% ownership interest in the Altamonte Mall in Altamonte Springs (Orlando), Florida. The purchase price consisted of approximately $141,000 (3,683,143 units) of newly issued units of limited partnership of GGP Limited Partnership, an affiliate of the Company and approximately $28,000 in cash funded from the Company's credit facility.


NOTE 3 PROFORMA ADJUSTMENTS

(a) Management Fees

The management fee adjustment represents the difference in management costs charged and/or allocated to the properties by the previous owners and the new rates charged by General Growth Management, Inc.

(b) Depreciation and Amortization

Depreciation and amortization is adjusted to include additional amounts related to the months ended June 30, 1998 for the acquisitions made in 1998.

(c) Interest Expense

Interest expense increased due to a combination of debt assumption and increased borrowings. In connection with the acquisitions described above, the Company assumed $49 million of mortgage debt bearing interest at the weighted average rate of 9.25%. The Company also issued approximately $843 million of secured and unsecured borrowings to fund the cash portion of the acquisitions. The proforma interest expense on new borrowings was calculated using an interest rate of 6.65% for acquisitions prior to June 30, 1998 and 6.61% for the Altamonte Mall acquisition.

(d) Minority Interest

The proforma income statement has been adjusted to reflect the allocation of earnings to the minority interest.

(e) Modifications to Previously Reported Proforma Information

Reflects revised interest expense assumptions on acquisitions made prior to June 30, 1998.

                        GENERAL GROWTH PROPERTIES, INC.

                 PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1998
                       (DOLLARS IN THOUSANDS--UNAUDITED)



                                              HISTORICAL
                                            GENERAL GROWTH
                                             PROPERTIES,        PROFORMA         JUNE 30, 1998
                                               INC.(1)        ADJUSTMENTS          PROFORMA
                                               -------        -----------          --------
ASSETS
------
Investment in real estate
 Land                                        $   312,452     $ 16,900  (a)       $   329,352
 Buildings and   equipment                     2,657,295      152,100  (a)         2,809,395
 Less accumulated depreciation                  (259,214)          --               (259,214)
 Developments in progress                        102,569           --                102,569
                                             -----------     --------            -----------
   Net property and equipment                  2,813,102      169,000              2,982,102
 Investment in GGP/Homart                        205,221           --                205,221
 Investment in Property Joint Ventures           108,915           --                108,915
                                             -----------     --------            -----------
Net investment in real estate                  3,127,238      169,000              3,296,238
Cash and cash equivalents                         29,913           --                 29,913
Tenant accounts receivable, net                   41,913           --                 41,913
Deferred expenses, net                            51,960           --                 51,960
Investment in and note
 receivable from GGMI                             83,725           --                 83,725
Mortgage note receivable                          50,061           --                 50,061
Prepaid expenses and other assets                 10,079           --                 10,079
                                             -----------     --------            -----------
Total Assets                                 $ 3,394,889     $169,000            $ 3,563,889
                                             ===========     ========            ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Mortgage notes and other debt payable        $ 2,140,895     $ 28,000  (b)       $ 2,168,895
Distributions payable                             25,860           --                 25,860
Accounts payable and accrued expenses            138,690           --                138,690
                                             -----------     --------            -----------
  Total Liabilities                            2,305,445       28,000              2,333,445

Minority interest in Operating Partnership       262,519       84,507  (c)           347,026
Commitments and Contingencies
Convertible preferred stock                      337,500           --                337,500

Stockholder's equity
  Common stock                                     3,590           --                  3,590
  Additional paid-in capital                     738,352       56,493  (c)           794,845
  Retained earnings (deficit)                   (249,477)          --               (249,477)
  Note receivable - common stock                  (3,040)          --                 (3,040)
                                             -----------     --------            -----------
Total stockholders' equity                       489,425           --                489,425
                                             -----------     --------            -----------
Total Liabilities and Equity                 $ 3,394,889      169,000            $ 3,563,889
                                             ===========     ========            ===========


(1) Amounts are from the statements included in the Company's Form 10-Q for the quarter ended June 30, 1998.

                        GENERAL GROWTH PROPERTIES, INC.

                 PROFORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                 June 30, 1998
              (DOLLARS IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)


NOTE 1 PROFORMA BASIS OF PRESENTATION

This unaudited condensed consolidated balance sheet is presented as if the acquisition of Altamonte Mall had occurred on June 30, 1998. In management's opinion, all adjustments necessary to reflect this transaction have been included.


NOTE 2 PROFORMA ADJUSTMENTS

(a) Investment in Real Estate



      Asset additions are as follows:
      Property Acquisition - Altamonte Mall                       $169,000
                                                                  ========

      Allocated to:
       Land                                                       $ 16,900
       Buildings and equipment                                     152,100
                                                                  --------
                                                                  $169,000
                                                                  ========

(b) Mortgage Notes and other Debt Payable

Debt incurred was as follows:

      Altamonte Mall                                              $ 28,000
                                                                  ========

(c) Minority Interest

      Operating Partnership Units issued for a portion
      of the Altamonte Mall Acquisition cost                      $141,000
      Adjustment to minority interest for additional
       stockholders' equity as determined by the relationship
       of the units to common stock at June 30, 1998               (56,493)
                                                                  --------
                                                                  $ 84,507
                                                                  ========